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                                                                     EXHIBIT 3.2

                                  B Y L A W S

                                      OF

                       FIRST INTERNATIONAL BANCORP, INC.

                           (A Delaware Corporation)

                                   ARTICLE I

                                    Offices

     Section 1. Principal Office. The principal office of First International Bancorp, Inc. (the "Corporation") shall be in the City of Hartford, County of Hartford, State of Connecticut.

     Section 2. Other Offices. The Corporation may have a principal or other office at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 1. Place of Meetings. All meetings of stockholders for the election of directors shall be held in Hartford, Connecticut or at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices or waivers of notice thereof. The Board of Directors shall fix the place for the holding of such meetings, and at least ten (10) days' notice shall be given to the stockholders of the place so fixed in the manner set forth in
Section 4 of this Article II.

     Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held sometime during the first six months of each calendar year. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and
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may transact such other corporate business as may be brought before the meeting.

     If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause a special meeting of the stockholders for the election of directors to be held as soon thereafter as may be convenient. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

     Section 3. Special Meetings. A special meeting of the stockholders (or of any class thereof entitled to vote) for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by order of the Board of Directors and shall be called by the President or Secretary upon the written request of stockholders holding of record at least thirty percent (30%) of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

    Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof. Notices of any meeting of stockholders
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shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except as expressly required by law. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     Section 5.  Notice of Stockholder Business and Nominations.

                 (a) Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 5(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation not less than 120 and not more than 150 days prior to the first anniversary of the date of the Corporation's proxy statement delivered to stockholders in connection with the preceding year's annual meeting, or if the date of the annual meeting is
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     more than 30 days before or more than 60 days after such anniversary, or if no proxy statement was delivered to stockholders by the Corporation in connection with the preceding year's annual meeting, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (a) 60 days prior to the annual meeting or (b) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Corporation. With respect to special meetings of stockholders, such notice must be delivered to the Secretary of the Corporation not more than 90 days prior to such meeting and not later than the later of (1) 60 days prior to such meeting or (2) 10 days following the date on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth
     (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5(a). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a
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     nomination was not made in accordance with the procedures prescribed by the
     Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 5(a), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 5(a).

                 (b) Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 5(b), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 5(b). For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation not less than 120 and not more than 150 days prior to the first anniversary of the date of the Corporation's proxy statement delivered to stockholders in connection with the preceding year's annual meeting, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, or if no proxy statement was delivered to stockholders by the Corporation in connection with the preceding year's annual meeting, such notice must be delivered not earlier than 90 days prior to such annual meeting and not
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     later than the later of (a) 60 days prior to the annual meeting or (b) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Corporation. With respect to special meetings of stockholders, such notice must be delivered to the Secretary of the Corporation not more than 90 days prior to such meeting and not later than the later of (1) 60 days prior to such meeting or (2) 10 days following the date on which public announcement of the date of such meeting is first made by the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except (i) in accordance with the procedures set forth in this Section 5(b) or (ii) with respect to nominations of persons for election as directors of the Corporation, in accordance with the provisions of Section 5(a) hereof. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 5(b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the
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     rules and regulations thereunder with respect to the matters set forth in this Section.

     Section 6. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open for ten (10) days at the place where said election is to be held or at some other specified place within the City of Hartford, County of Hartford, State of Connecticut for the examination of any stockholder during ordinary business hours and shall be produced and kept at the time and place of the meeting during the whole time thereof and be available for the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

     Section 7. Quorum and Adjournment. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. Any officer entitled to preside at, or act as Secretary of, such meeting shall have, whether or not there is such a quorum, the power to adjourn the meeting from time to time without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting originally called,
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but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) months from its date unless the proxy provides for a longer period, and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the Corporation within twenty
(20) days next preceding such election of directors. The Corporation shall not be entitled to vote any shares of its own stock which it may own directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the laws of the State of Delaware. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot. Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.
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     Section 9.  No Stockholder Action By Written Consent. Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders called according to the provisions of these Bylaws and may not be effected by written consent by such stockholders in lieu of such a meeting.

                                  ARTICLE III

                               Board of Directors

     Section 1. General Power. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

     Section 2. Number and Term of Office. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3). Directors need not be stockholders.

     The Board of Directors shall be divided into three classes of directors, each class to be of substantially identical size, such that one class will serve as directors until the 1998 Annual Meeting of the Corporation's stockholders, a second class will serve as directors until the 1999 Annual Meeting of the Corporation's stockholders, and a third class will serve as directors until the 2000 Annual Meeting of the Corporation's stockholders, and thereafter the number of directors equal to that number in the class whose term expires at the time of such subsequent annual meeting will be elected to hold office until the third succeeding annual meeting. Members of the Board of Directors shall hold office until the annual meeting of stockholders for the year in which their term is scheduled to expire as set forth above in this Section 2 and their respective successors are duly elected and qualified or until their earlier death, incapacity, resignation, or removal. Except as the Delaware General Corporation Law may otherwise require, in the interim between
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annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies or new directorships in the Board of Directors, including unfilled vacancies or new directorships resulting from the removal of directors for cause or any increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     Section 3. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of one half (1/2) of the whole Board of Directors, and in any case not less than three (3) directors, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware.

     Section 4. Place of Meetings, Books and Records. The Board of Directors may hold its meetings and keep the books and records of the Corporation at such place or places within or without the State of Delaware, as the Board may from time to time determine.

     Section 5. Annual Meeting. As promptly as practicable after each annual meeting of stockholders for the election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Such meeting may be held at any other time or place as shall be specified in a notice given, as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.
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     Section 6.  Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     Section 7. Special Meetings and Notice Thereof. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors. Notice of meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto for purposes of this Section 7. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

     Section 8. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such board may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 9. Resignation. Any director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, the
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President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office including those who have so resigned shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     Section 10. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     Section 11. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated annual fee (some or all of which may be paid in the form of capital stock of the Corporation) as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may
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exercise such powers of the Board in the management of the business and affairs of the Corporation as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the membership of any such committee at any time to fill vacancies thereof and to discharge any such committee, either with or without cause, at any time.

     Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

                                   ARTICLE IV

                                    Officers

     Section 1. Number. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the
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provisions of these Bylaws. One person may hold the offices and perform the duties of any two or more of said offices, except the offices and duties of President and Secretary.

     Section 2. Election or Appointment and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold the office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom, shall hold office for such period, have such authority and perform such duties as the Chairman of the Board, the President or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present.

     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board or to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
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     Section 6.  Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.

     Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 8. President. The President shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. He shall be exofficio a member of all standing committees except the Audit Committee. In the absence of the Chairman of the Board, the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Subject to the control and discretion of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. In general, he shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 9. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

     Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall
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deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

     Section 11. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

     Section 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the Chairman of Board or the President.
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                                   ARTICLE V

                                Indemnification

     The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the
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request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the first two paragraphs of this
Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under either the first or second paragraph of this
Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the particular paragraph. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article V.

     The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

                                  ARTICLE VI

                           Shares and Their Transfer

     Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him.

     Section 2. Stock Certificates. Any stock certificate which certifies the number of shares owned by any holder of stock of the Corporation shall be numbered in the order in which it shall be issued and shall be signed by the Chairman of the Board or the President or any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall have the seal of the Corporation affixed thereto; provided, however, that, where any such certificate is signed (1) by a transfer agent as provided in Section 6 of this Article VI, or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

     Section 3. Stock Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the holder of the stock represented by such certificate, the number of shares represented by such certificate, and the date thereof, and in case of cancellation, the date of cancellation.

     Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 8 of this Article VI.

     Section 5. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     Section 6. Transfer of Stock. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 7 of this
Article VI, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

     Section 7. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

     Section 8. Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.

     Section 9. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                            Miscellaneous Provisions

     Section 1. Corporate Seal. The Corporation shall have a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1985. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

     Section 3. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     Section 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors may deem conducive to the interests of the Corporation.